         As filed with the Securities and Exchange Commission on July 17, 2006

                                                    Registration No. 333-132582
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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                         POST EFFECTIVE AMENDMENT NO. 1

                                TO THE FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             Newport Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

      Maryland                        6035                      20-4465271
(State or other jurisdiction  (Primary Standard Industrial    (IRS Employer
incorporation or organization) Classification Code Number)  Identification No.)

                              100 Bellevue Avenue
                          Newport, Rhode Island 02840
                                 (401) 847-5500
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               Kevin M. McCarthy
                     President and Chief Executive Officer
                             Newport Bancorp, Inc.
                              100 Bellevue Avenue,
                          Newport, Rhode Island 02840
                                 (401) 847-5500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                        Lawrence M.F. Spaccasi, Esquire
                           Lori M. Beresford, Esquire
                          Muldoon Murphy & Aguggia LLP
                           5101 Wisconsin Avenue, NW
                              Washington, DC 20016
                                 (202) 362-0840


                   Sale to the Public Concluded June 13, 2006

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     This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 81,026 shares of the $.01 par value common stock (the "Common Stock") of Newport Bancorp, Inc. (the "Company"), heretofore registered and offered pursuant to the terms of the Prospectus dated May 15, 2006 (the "Prospectus"). The remaining 4,878,349 shares registered pursuant to this Registration Statement on Form S-1 have been issued in accordance with the Prospectus, including 4,516,990 shares sold in the subscription offering and 361,359 shares issued to NewportFed Charitable Foundation, each as described in the Prospectus.

     The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of the Post-Effective Amendment No. 1.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, State of Rhode Island on July 17, 2006.

                                      Newport Bancorp, Inc.



                                      By: /s/ Kevin M. McCarthy
                                          -----------------------------------
                                          Kevin M. McCarthy
                                          President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                          Title                                Date


/s/ Kevin M. McCarthy
-------------------------  President, Chief Executive Officer  July 17, 2006
Kevin M. McCarthy          and Director
                           (principal executive officer)


           *               Executive Vice President, Chief
-------------------------  Operating Officer and Director
Nino Moscardi


           *               Senior Vice President, Chief
-------------------------  Financial Officer
Bruce A. Walsh             (principal accounting and
                           financial officer)


           *               Chairman of the Board
-------------------------
Peter W. Rector


           *               Director
-------------------------
John N. Conti


           *               Director
-------------------------
Peter T. Crowley


           *               Director
-------------------------
William R. Harvey


           *               Director
-------------------------
Michael J. Hayes


           *               Director
-------------------------
Donal N. Kaull


           *               Director
-------------------------
Arthur H. Lathrop

           *               Director
-------------------------
Robert S. Lazar


           *               Director
-------------------------
Arthur P. Macauley


           *               Director
-------------------------
Kathleen A. Nealon


           *               Director
-------------------------
Michael S. Pinto


           *               Director
-------------------------
Alicia S. Quirk


           *               Director
-------------------------
Barbara Saccucci Radebach


* Pursuant to the Powers of Attorney filed as Exhibit 24.1 to the Registration Statement on Form S-1 for Newport Bancorp, Inc. and Newport Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust on March 20, 2006.


/s/ Kevin M. McCarthy                July 17, 2006
----------------------
Kevin M. McCarthy